Exhibit 11


                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (In thousands, except per share amounts)


                                                                      13 Weeks
                                                        Dec. 29, 1996       Dec. 31, 1995


Primary
Average shares outstanding                                    4,118                4,169
Net effect of dilutive stock options - based
     on the treasury stock method using
     average market price                                        --                   --



Total                                                         4,118                4,169
                                                        ===========         ============

Net loss                                                   ($1,342)             ($1,142)
                                                        ===========         ============


Per share amount                                            ($0.33)              ($0.27)
                                                        ===========         ============


Fully Diluted

Average shares outstanding                                    4,118                4,169
Net effect of dilutive stock options - based
     on the treasury stock method using the
     higher of the average market price for the
     period or the market price at the end of
     the period                                                  --                   --
                                                        -----------         ------------

Total                                                         4,118                4,169
                                                        ===========         ============

Net loss                                                   ($1,342)             ($1,142)
                                                        ===========         ============

Per share amount                                            ($0.33)              ($0.27)
                                                        ===========         ============



NOTE: Average shares outstanding used for earnings per share included in the Company's financial statements do not reflect the effect of the stock options granted since their effect is antidilutive.